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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

MUTUAL RISK MANAGEMENT LTD.


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55282) dated April 29, 1999 pertaining to the 1991 Long Term Incentive Plan of Mutual Risk Management Ltd. of our report dated February 15, 1999, with respect to the consolidated financial statements and schedules of Mutual Risk Management Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                               [GRAPHIC OMITTED]



                                         /s/ Ernst & Young


                                         _________________________________

Hamilton, Bermuda
April 27, 1999


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